Exhibit 99.1
News Corp to Acquire Base Chemicals

The Base Chemicals business of IHS Markit to Join OPIS in Creating and Growing an Energy, Chemicals and Renewables Vertical at Dow Jones

Global, Digital and Profitable Business to Bolster Dow Jones’ Strategy to Deliver Valuable and Trusted Specialized Content to Customers

New York, NY (December 27, 2021) – News Corp announced today that it has entered into an agreement to acquire the Base Chemicals business from S&P Global and IHS Markit.

Base Chemicals will become part of Dow Jones’ Professional Information Business, alongside OPIS, the energy and renewables data and information business. The OPIS acquisition (along with related assets), also from S&P Global and IHS Markit, was announced in August. The addition of Base Chemicals and OPIS will further enhance Dow Jones’ information services business.

Base Chemicals is known for its pricing data, insights, analysis and forecasting capabilities for the world’s most important base chemicals delivered through its leading Market Advisory and World Analysis services. Base Chemicals has a strong track record of growth, with a revenue base that is nearly 100% digital and recurring, and, similar to OPIS, has high margins with modest Capex requirements.

By becoming part of Dow Jones, it is expected Base Chemicals will benefit from Dow Jones’ expertise in news, research and events. Similarly, Base Chemicals’ rich analysis and forecasting capabilities provide opportunities for Dow Jones to enhance its data, price and news solutions. Base Chemicals is also a companion to OPIS, with significant customer overlap, and it is expected this new vertical will be led by the same management team responsible for OPIS and Base Chemicals today.

News Corp is acquiring Base Chemicals for $295 million in a cash transaction, subject to customary adjustments. The agreement was reached following the UK Competition and Markets Authority request that IHS Markit divest Base Chemicals as part of the S&P Global and IHS Markit merger plans. News Corp’s acquisition of Base Chemicals is subject to customary closing conditions, including regulatory approvals and the completion of the S&P Global and IHS Markit merger. In addition, News Corp expects to receive a step up in tax basis resulting in an annual deduction over the next 15 years with an estimated tax benefit of approximately $46 million on a present value basis.

Base Chemicals has a consistent history of growth and a broad geographical footprint, given the continuing global demand for base chemical pricing, analysis and forecasting. In addition, News Corp believes Base Chemicals has significant growth potential, particularly as demand changes and new products emerge as the world transitions to renewable energy sources in the years ahead.

“We are delighted with the opportunistic acquisition of Base Chemicals, which complements our purchase of OPIS, and will certainly strengthen the highly profitable and decidedly digital Professional Information Business at Dow Jones,” said Robert Thomson, Chief Executive of News Corp. “From setting price benchmarks for chemicals, to tracking renewables and monitoring resource trends that impact most companies, we expect the incomparable intelligence of Base Chemicals, combined with the news and analysis of Dow Jones, will be formidable and lucrative.”

“Base Chemicals will help Dow Jones expand the reach of our information services to new professional users and industries,” said Almar Latour, Chief Executive Officer of Dow Jones and Publisher of The Wall Street Journal. “It will bolster our data and price expertise, adding valuable analysis and forecasting capabilities. Along with the strength of The Wall Street Journal, Barron’s, MarketWatch, Investor’s Business Daily, Dow Jones Newswires and Factiva, we believe Base Chemicals and OPIS will help Dow Jones customers navigate key issues of our time, including the ongoing transition to sustainability.”

In its most recent fiscal year, ended November 30, 2021, Base Chemicals was expected to generate approximately $65 million in revenues. Base Chemicals’ revenues are geographically diverse, with more than 1700 customers across a wide range of industries, and approximately 185 employees. Its main products include Market Advisory Services, which provide pricing, insights and weekly/monthly reports; and World Analysis, which produces annual reports and maintains a database of trends and long-term forecasts.

The total addressable market is expected to increase, with new demand anticipated for pricing data and insights and analysis resulting from the transition to renewables and related structural changes in the broader chemical industry.

In the first quarter of Fiscal Year 2022, Dow Jones recorded a 15% increase in revenues, compared to the same quarter last year, with Segment EBITDA surging 32 percent – that profitability was a record for a first quarter. Dow Jones’ Professional Information Business experienced a 13% increase in revenues in the quarter.

Gibson, Dunn & Crutcher LLP is serving as legal counsel for News Corp in the transaction.

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Forward-Looking Statements

This release contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this release and include statements with respect to, among other things, the expected timing for the completion of, and the potential benefits from, the acquisition of Base Chemicals and OPIS. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors, such as the risks and uncertainties related to the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the acquisition, could cause actual results to differ materially from those described in these forward-looking statements. The forward-looking statements in this release speak only as of this date and News Corp and Dow Jones undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About News Corp

News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The company comprises businesses across a range of media, including: digital real estate services, subscription video services in Australia, news and information services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia, and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at: http://www.newscorp.com

About Dow Jones

Dow Jones is a global provider of news and business information, delivering content to consumers and organizations around the world across multiple formats, including print, digital, mobile and live events. Dow Jones has produced unrivaled quality content for more than 130 years and today has one of the world’s largest news-gathering operations globally. It produces leading publications and products including the flagship Wall Street Journal, America’s largest newspaper by paid circulation; Factiva, Barron’s, MarketWatch, Mansion Global, Financial News, Dow Jones Risk & Compliance and Dow Jones Newswires. Dow Jones is a division of News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV).

Contacts

News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

News Corp Corporate Communications
Jim Kennedy
212-416-4064
jkennedy@newscorp.com

Dow Jones Corporate Communications
Jennifer Thurman
303-408-4201
jennifer.thurman@dowjones.com